bp share dealing policy The bp share dealing policy (Policy) forms a set of requirements as defined in the Code of Conduct of BP p.l.c. (Company) and seeks to prevent individuals from misusing, or placing themselves under suspicion of misusing, information about bp to which they have access and which is not available to other investors or potential investors. The Policy covers all securities of the Company including, but not limited to, the Company’s shares. The Policy applies to all bp employees, contractors, officers and members of the board of the Company. Additional share dealing requirements relating only to members of the board of the Company, being persons discharging managerial responsibility as defined under the UK Market Abuse Regulation (PDMRs), are included in the Policy. Failure to comply with the Policy may result in internal disciplinary procedures being applied. It is a criminal offence to use inside information for illegal purposes, including dealing in securities based on inside information or recommending, encouraging or inducing others to do the same. Summary practical guidance is set out in the appendix. If you are not sure whether you can deal in securities of the Company, please first of all get in touch with the Company Secretary’s Office. Confidential vs inside information 1. You must not at any time disclose to anyone (including but not limited to your family, friends and business acquaintances) any confidential or sensitive information about bp. In addition, if any information you have access to is inside information* you must not: (i) deal* in any securities* of the Company or any instruments linked to them; (ii) recommend, encourage or induce somebody else to do the same; and/or (iii) disclose the inside information except where you have had confirmation from the Company Secretary’s Office that you may do so and are required to do so as a part of your employment or duties. These actions – 1(i-iii) above are considered ‘insider dealing’ and ‘unlawful disclosure of inside information’. The prohibition on insider dealing applies even if you will not profit from the dealing. 2. From time to time, as a part of your employment or duties, you may come across information which is not inside information in relation to bp, but which is inside information in relation to a different company (for example, a company that is a customer of, or supplier to, bp). You must not undertake any of the actions identified in 1(i-iii) above in relation to that company or its securities when you have inside information in relation to that company. *See appendix

PDMRs 3. Members of the board of the Company are identified as PDMRs of the Company. Individuals identified as PDMRs will be notified that they are PDMRs. 4. All PDMRs are categorised as permanent restricted persons, meaning you and the persons closely associated with you (PCAs – see below) must always seek and receive clearance from the Company Secretary’s Office prior to dealing in the Company’s securities and the securities of any bp Group company. 5. Every transaction in the Company’s securities conducted on your own account, or on the account of any of your PCAs, must be promptly notified to: (i) the Company Secretary’s Office no later than one business day after the relevant transaction; and (ii) the UK Financial Conduct Authority no later than three working days after the relevant transaction (when notified, the Company Secretary’s Office will complete this on behalf of you and your PCAs). 6. Your ‘PCAs’ are: (i) your spouse or civil partner; (ii) your dependent children, meaning children or stepchildren under the age of 18 years who are unmarried and do not have a civil partner; (iii) a relative who has shared the same household as you for at least one year on the date of dealing; and (iv) a legal person, trust or partnership, the managerial responsibilities of which are discharged by you or by one of the persons in paragraphs (i- iii), which is directly or indirectly controlled by such a person, which is set up for the benefit of such a person, or the economic interests of which are substantially equivalent to those of such a person. 7. You must notify: (i) your PCAs in writing of their obligations under the Policy and keep a copy of that notification (the Company Secretary’s Office will provide you with a template that you can use to do this); and (ii) the Company Secretary’s Office of the identity of your PCAs (including any changes to that list). Restricted persons 8. There are two categories of restricted persons: ‘permanent’ and ‘designated’ restricted persons. 9. PDMRs, members of the bp leadership team and the company secretary as well as those with access to the email inboxes of these individuals are permanent restricted persons. Individuals will be notified that they are permanent restricted persons.

10. Certain individuals may from time to time be designated restricted persons where their role or function requires them to have access to confidential and potentially sensitive information. You will be notified if you are identified as a designated restricted person and will also be notified when you are no longer identified as a designated restricted person. 11. By way of example, you may become a designated restricted person by virtue of having access to the Company’s unpublished financial results during closed periods. Closed periods take place during the longer of (i) the period from the end of the relevant quarterly financial period up to the date of publication of the Company’s financial results; or (ii) the period of 30 calendar days before the date of such publication. If you are a designated restricted person by virtue of your access to the Company’s unpublished financial results, you will be notified when a closed period starts and when it is due to end. Insiders 12. Certain individuals may from time to time be insiders where they are deemed to be in possession of inside information about the Company. You will be notified if you are identified as an insider and that your personal details are being added to a list maintained for this purpose. You will also be notified when the insider list has closed. If you are notified that you are an insider you must not deal in the securities of the Company, even if you had received prior clearance to deal. 13. If you have been identified as an insider, the restrictions on dealing in bp securities are applicable to you and your connected persons*/PCAs. It is your responsibility to notify your connected persons/PCAs of any relevant restrictions. 14. If you believe you are in possession of inside information but have not been notified that you are an insider, neither you nor your connected persons/PCAs should deal in the Company’s securities and you must notify the Company Secretary’s Office immediately. Clearance to deal 15. If and for so long as you are a restricted person, whether permanent (including PDMRs) or designated, you should not deal in the Company’s securities without requesting and receiving clearance to deal. 16. If you are a permanent restricted person (including PDMRs), neither you nor your connected persons/PCAs should deal in the securities of any bp Group company without requesting and receiving clearance to deal. 17. If and for so long as you are an insider, you and your connected persons must not deal in the securities of the Company. 18. Clearance to deal must be sought and received in advance of dealing, from the Company Secretary’s Office. The chair of the board is required to seek and receive clearance to deal from the senior independent director in consultation with the company secretary. Any other director of the Company and any member of the bp leadership team is required to seek and receive clearance from the company secretary. The company secretary is required to seek and receive clearance from the chair of the board. 19. In seeking clearance to deal, submission of the request requires you to confirm details about your proposed dealing and that you are not in possession of inside information about the Company. 20. Once you have received clearance to deal, you should deal as soon as possible and in any event within two business days of receiving clearance. If for any reason, the approved dealing has not taken place within two business days, clearance to deal should be sought again.

Appendix Summary practical guidance on key terms referenced in the Policy are provided below: Inside information – information which: • relates directly or indirectly to the Company or its securities; • is precise in nature; • has not been made public; and • would be likely to have a significant effect on the price of the Company’s securities if it were made public. Dealing – covers a very wide range of transactions in a company’s securities, including but not limited to: • buying or selling bp securities; • transferring securities to other accounts, including those of spouses and including gifts; • exercising bp share awards or joining bp share schemes; • providing instructions in relation to any bp shares held through a retirement account (401(k), personal account, or other account; • using the Company’s shares as security for a loan; and • entering into any derivative contract which relates to the Company’s securities. If you have entered into a commitment to deal at a time when you were not restricted, any consequential dealing while under restrictions may be permissible – please get in touch with the Company Secretary’s Office for further guidance. Securities – covers any securities including, for example, shares, bonds, notes and depositary receipts and any financial instruments linked to them, such as derivatives. Connected persons – covers the same definition as ‘PCAs’ under provision 6 of the Policy. The notification obligations set out under provision 7 of the Policy relating to PCAs do not apply to connected persons.